EXHIBIT 10.27

SUMMARY OF EXECUTIVE COMPENSATION

Annual Base Salaries
The executive officers of VCA Inc. are paid the following annual base salaries:

Name	Title	Base Salary
Robert L. Antin (1)	Chairman, President & Chief Executive Officer	$1,024,000
Arthur J. Antin (1)	Chief Operating Officer & Senior Vice President	$651,000
Tomas W. Fuller (1)	Chief Financial Officer, Vice President & Secretary	$440,000
Neil Tauber (1)	Senior Vice President of Development	$440,000
Josh Drake (1)	President, Antech Diagnostics	$390,000

(1) Please refer to the employment agreements and other agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.